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                                                                  Exhibit 3.1.12

                            SKY ALLAND RESEARCH, INC.

                             ARTICLES SUPPLEMENTARY

         Sky Alland Research, Inc., a Maryland corporation having its principal office in Columbia, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST:   Pursuant to authority expressly vested in the Board of
Directors of the Corporation by Article SEVENTH of the Articles of Incorporation of the Corporation, as amended, (the "Charter"), the Board of Directors has duly divided and classified 1,100,000 shares of the capital stock of the Corporation into a series designated Convertible Preferred Stock, Series AA with a par value of $0.01 per share (the "Preferred Stock") and the Board of Directors has authorized the issuance of such series.

         SECOND: A description of the Preferred Stock, including the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications and other terms and conditions is as follows:

         1.       VOTING.

                  (a) Except as otherwise required by the Maryland General Corporation Law, the shares of the Preferred Stock shall be voted together with the shares of the Corporation's common stock, $0.01 par value per share (the "Common Stock"), voting as a single class, at any annual or special meeting of shareholders of the Corporation, or may act by written consent in the same manner as the Corporation's Common Stock, upon the following basis: each holder of shares of Preferred Stock shall be entitled to such number of votes for the shares of Preferred Stock held by him on the record date fixed for such meeting, or on the effective date of such written consent, as shall be equal to the whole number of shares of the Corporation's Common Stock into which all of such shares of Preferred Stock held by him are convertible as of the close of business on the record date fixed for such meeting or the effective date of such written consent.

                (b) So long as 20% of the shares of the Preferred Stock originally issued remain outstanding, the Corporation may not take any of the actions set forth below without first obtaining the approval of holders of two-thirds of the Preferred Stock:

                           (i)      amend the articles of incorporation or by-
laws of the Corporation that would have an adverse effect on the rights of the holders of the Preferred Stock;

                           (ii)     take any action that would alter, modify or
amend the rights, preferences, privileges or restrictions of the Preferred
Stock;


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                           (iii)    create or issue any other class or series of
capital stock, Preferred Stock or other securities or securities convertible into securities senior to, or pari passu with, the authorized shares of Preferred Stock, other than up to 1,100,000 shares of Preferred Stock;

                           (iv)     issue any shares of capital stock of the
Corporation or securities convertible into capital stock of the Corporation at a per share price of less than $8.00, subject to adjustment for stock splits, recapitalizations and similar restructurings of the capital structure of the Corporation, except for up to 970,095 shares of Common Stock or other securities at a price not less than the fair market value of such Common Stock or other securities issued or issuable to employees, officers, consultants or directors of the Corporation under any agreement, arrangement or plan, including any incentive stock plan, approved by the Board of Directors and the stockholders of the Corporation;

                           (v)      sell all or substantially all of the assets
of the Corporation or undertake a merger or consolidation transaction in which the stockholders of the Corporation immediately prior to the transaction possess less than 50% of the voting equity securities of the surviving entity immediately after the transaction, unless (i) such merger or consolidation transaction has been approved by a majority of the Investor Directors (as defined in the Stockholders Agreement of even date herewith) and (ii) in such merger or consolidation transaction the consideration received per share of Preferred Stock is greater than or equal to the Liquidation Preference (as defined in the Series AA Articles Supplementary);

                           (vi)     effect a reclassification or
recapitalization of the issued and outstanding capital stock of the Corporation;

                           (vii)    declare or pay dividends on any shares of
the Corporation's Common Stock other than dividends to effectuate a stock split of the Corporation's Common Stock or the annual return on the shares of Preferred Stock in accordance with the terms of these Articles Supplementary or shares of the Corporation's Series G Convertible Preferred Stock and Series H Convertible Preferred Stock in accordance with the terms of Section 2(b) of the Articles Supplementary of the Series G Convertible Preferred Stock and Series H Convertible Preferred Stock; or

                           (viii)   redeem any shares of the Corporation's
capital stock other than shares of Series G Convertible Preferred Stock of Series H Convertible Preferred Stock in accordance with the terms thereof;

                           (ix)     increase or decrease (other than by
conversion permitted hereby) the total number of authorized shares of the Corporation's preferred stock.

         2.       ACCRUED RETURN ON INVESTMENT.


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                  (a)      ACCRUED RETURN ON ORIGINAL ISSUE PRICE. Commencing
with the date of issuance of the Preferred Stock, each share of Preferred Stock shall accrue an annual return on investment on the Original Issue Price of such share (the "Annual Return"). The Annual Return shall be computed and accrue quarterly at the rate of ten percent (10%) per annum (the "Annual Return Rate of Accrual") and shall not be compounded. To the extent the Corporation has assets legally available therefor, the holders of Preferred Stock shall receive payment of the Annual Return only if, as, and when such payment of the accrued Annual Return is declared by the Board of Directors of the Corporation. The Original Issue Price per share of Preferred Stock shall be $8.00.

                  (b) MANDATORY PAYMENT OF ACCRUED ANNUAL RETURN. To the extent the Corporation has assets legally available therefor and the Board of Directors has not declared the payment of nor has the Corporation paid the accrued Annual Return pursuant to Section 2(a) above, the accrued unpaid Annual Return shall be paid in cash or by check to the holders of record of shares of Preferred Stock prior and in preference to payment of dividends or other return on any other capital stock of the Corporation and no later than 30 days after
(i) the conversion of the Preferred Stock pursuant to Section 4(b) below or (ii) the occurrence of an Act of Bankruptcy (as defined below). An "Act of Bankruptcy" shall be defined as an occurrence of any of the following with respect to the Corporation: (i) the Corporation shall have made an assignment for the benefit of its creditors; (ii) the Corporation shall have admitted in writing its inability to pay its debts as they become due; (iii) the Corporation shall have filed a voluntary petition in bankruptcy; (iv) the Corporation shall have been adjudicated a bankrupt or insolvent; (v) the Corporation shall have filed any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law pertinent to such circumstances; (vi) the Corporation shall have filed or shall file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against the Corporation; (vii) the Corporation shall have sought or consented to, or acquiesced in, the appointment of any trustee, receiver, or liquidator of the Corporation or of all or any substantial part (20% or more) of the properties of the Corporation; (viii) 60 days shall have elapsed after the commencement of an action against the Corporation seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law without such action having been dismissed or without all orders or proceedings thereunder affecting the operations or the business of the Corporation having been stayed, or if a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (ix) 60 days shall have expired after the appointment, without the consent or acquiescence of the Corporation of any trustee, receiver or liquidator of the Corporation or of all or any substantial part of the assets and properties of the Corporation without such appointment having been vacated. No accrued but unpaid Annual Return shall be payable in connection with any conversion of the Preferred Stock other than pursuant to Section 4(b).

         3.       PREFERENCES ON LIQUIDATION, ETC.


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                  (a)      PREFERENCE. In the event of any liquidation,
dissolution or winding up of the Corporation, either voluntarily or involuntarily, the holders of Preferred Stock shall be entitled to receive, at their option, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other capital stock in respect of their shares of such class or series of stock, an amount per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Liquidation Preference") equal to the greater of (i) the (x) Original Issue Price plus (y) all accrued but unpaid Annual Return applicable to such share of Preferred Stock, without interest, and (ii) the amount per share that would be received by holders of Preferred Stock if such holders had converted such Preferred Stock in accordance with Section 4(a) hereof prior to the distribution pursuant to this Section 3 and the assets and funds of the Corporation were distributed in accordance with and pursuant to the terms and conditions of any preference rights applicable to other series or classes of the Corporation's preferred stock and to the holders of Common Stock of the Corporation. If in a liquidation, dissolution or winding up of the Corporation pursuant to this Section the assets or funds of the Corporation are insufficient to provide for the cash payment of the full aforesaid preferential amount to the holders of Preferred Stock, then (i) such assets or funds as are available shall be distributed ratably among the holders of Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive; and (ii) the holders of any other junior equity security and Common Stock shall in no event be entitled to participate in the distribution of such assets in respect of their ownership thereof.

                  After the payment or the setting apart of payment to the holders of Preferred Stock of the preferential amounts so payable to them, all remaining assets and funds of the Corporation shall be distributed in an accordance with and pursuant to the terms and conditions of any preference rights applicable to other series or classes of the Corporation's preferred stock. After the payment or setting apart of payment to the holders of such other series or classes of preferred stock of the preferential amounts so payable to them, all remaining assets and funds of the Corporation shall be distributed ratably to the holders of Common Stock of the Corporation.

                  (b) CONSOLIDATION OR MERGER. (i) any sale of all or substantially all of the Corporation's assets, (ii) any acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) in which all or substantially all of the outstanding shares of the Corporation are exchanged for securities or other consideration issued by the acquiring entity or its subsidiary; (iii) the acquisition by any person or group of persons by means of any share exchange, reorganization or other transaction that will result in the Corporation's stockholders immediately prior to such transaction holding not more than 50% of the voting power of the outstanding shares of capital stock of the surviving, continuing or acquiring entity or the parent of such entity; or (iv) any transactions contemplated by
Section 5.4 of the Stockholders Agreement, dated as of October 14, 1998, among the Corporation and the Stockholders named therein, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3, and shall entitle the holders of the Preferred Stock to receive the Liquidation Preference, in preference to any distribution of any of the assets or surplus funds of the


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Corporation to the holders of Common Stock or any other capital stock in respect of their shares of such class or series of stock, payments which may be made in cash or in securities or other property or in a combination thereof by the acquiring entity on the closing of such transaction; and provided further, that if in any such transaction the consideration per share payable in respect of the Preferred Stock includes an amount in cash or the fair market value of marketable securities that exceeds the Liquidation Preference of the Preferred Stock, all shares of such Preferred Stock shall be treated in such transaction on an as-converted basis and such transaction shall not be treated as a liquidation with respect to the Preferred Stock.

                  (c) NON-CASH DISTRIBUTIONS. If any of the assets of the Corporation are to be distributed other than in cash under this Section 3 or for any purpose, then the Board of Directors shall promptly engage independent competent appraisers reasonably acceptable to the holders of a majority of the outstanding shares of Preferred Stock to determine the fair market value of the assets to be distributed to the holders of Preferred Stock or Common Stock. The Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice to each holder of shares of Preferred Stock or Common Stock of the appraiser's valuation. Notwithstanding anything to the contrary contained in the foregoing sentences, any securities to be distributed to the stockholders shall be valued as follows:

                           (i)      if traded on a national securities exchange,
the value shall be deemed to be the average of the daily closing prices per share of the securities on such exchange for the consecutive 30 trading days ending three business days prior to the announcement of the transaction;

                           (ii)     if actively traded over the counter, the
value shall be deemed to be the average of the closing bid prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or such other system then in use, for the consecutive 30 trading days of such over-the-counter market ending three business days prior to the announcement of the transaction; and

                           (iii)    if such securities are not traded on a
national securities exchange or being quoted on NASDAQ, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding shares of Preferred Stock, provided that if the Corporation and the holders of a majority of the outstanding shares of Preferred Stock are unable to reach agreement, then by independent appraisal by an investment banker hired and paid for by the Corporation, but acceptable to the holders of a majority of the outstanding shares of Preferred Stock.

         4.       CONVERSION.

         The holders of shares of Preferred Stock shall have the following respective conversion rights:


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                  (a)      RIGHT TO CONVERT. Subject to the terms and conditions
of this Section 4, the holder of any share or shares of Preferred Stock shall have the right, at its option, at any time, to convert, any such shares of Preferred Stock into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by (A) multiplying the number of shares of Preferred Stock to be so converted by $8.00 and (B) dividing the product thereof by the "Conversion Price," which term shall initially mean the Original Issue Price of the Preferred Stock and thereafter shall mean such price as is from time to time adjusted pursuant to the further provisions of this Section 4. The number of shares of Common Stock into which each share of Preferred Stock is convertible is hereinafter referred to as the "Conversion Rate" for the Preferred Stock.
Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding the foregoing, no written notice of election to convert or surrender of certificates shall be required in the event of an automatic conversion pursuant to Section 4(b) below.

                  (b) AUTOMATIC CONVERSION. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Conversion Rate upon the first sale of the Corporation's Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, (such first sale, the "Initial Public Offering") yielding gross proceeds to the Corporation of at least $30,000,000 at a gross price per share to the Corporation which yields a post-offering total equity value of the Corporation of at least $120,000,000 (a "Qualified Public Offering").

                  (c) ISSUANCE OF CERTIFICATES; TIME CONVERSION EFFECTED. Promptly after the receipt of the written notice referred to in paragraph 4(a) and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. If the shares are to be issued in a name other than the name in which the Preferred Stock is issued, then the Corporation may request the holder to cause to be delivered to the Corporation an opinion of counsel to the effect that the transfer may be effected without registration under the Securities Act of 1933 and state securities laws. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall


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be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                  (d) FRACTIONAL SHARES; DIVIDENDS; PARTIAL CONVERSION. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends declared and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph (c). In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph (d), be delivered upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

                  (e) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price of shares of the Preferred Stock shall be subject to adjustment from time to time as follows:

                           (i)      if the Corporation shall issue, or be deemed
to have issued pursuant to subsection (3) of this Section 4(e)(i), any Common Stock (other than Excluded Stock as defined below, or stock dividends, subdivisions, splits, combinations, and the like which are covered by Sections 4(e)(iii), (iv) and (v) hereof), for a consideration per share less than the Conversion Price applicable to any shares of Preferred Stock in effect immediately prior to the issuance of such Common Stock (such issuance being referred to as a "Dilutive Issuance"), the Conversion Price of the affected shares of Preferred Stock in effect immediately after each such Dilutive Issuance shall forthwith be adjusted, if shares of such Preferred Stock are outstanding, to a price equal to the quotient obtained by dividing:

                           an amount equal to the sum of

                                    (I)      the total number of shares of
Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subsection (3) of this Section 4(e)(i) (other than shares of Preferred Stock) and any shares of Common Stock issuable upon conversion or exercise of the Excluded Stock) immediately prior to such Dilutive Issuance multiplied by the consideration (determined in the manner provided in subsections (1), (2) and (3) of Section 4(e)(i)) per

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share of Common Stock or per maximum number of issuable shares of Common Stock, as the case may be, received or receivable by the Corporation upon the issuance of such Common Stock, plus

                                    (II)     the total number of shares of
Common Stock deemed (pursuant to subsection (3) of this Section 4(e)(i)) to have been issued in respect of the Preferred Stock, immediately prior to such Dilutive Issuance multiplied, in each case, by the respective consideration for the Preferred Stock (determined in the manner provided in subsection (3) of Section 4(e)(i)), per share (using the Conversion Price in effect immediately prior to the Dilutive Issuance) received by the Corporation upon such issuances, respectively, plus

                                    (III)    the consideration received by the
Corporation upon such Dilutive Issuance, by

                           the total number of shares of Common Stock
outstanding (including any shares of Common Stock deemed to have been issued pursuant to subsection (3) of this Section 4(e)(i) and any shares of Common Stock issuable upon conversion or exercise of the Excluded Stock) immediately after the Dilutive Issuance.

         For the purposes of Section 4(e)(i), the following provisions shall be applicable:

                  (1) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor without deducting any discounts, commissions or expenses paid or incurred by the Corporation in connection with the issuance and sale thereof.

                  (2) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors, in accordance with generally accepted accounting principles; provided, however, that if, at the time of such determination, the Corporation's Common Stock is traded in the over-the-counter market or on a national securities exchange, such fair market value as determined by the Board of Directors shall not exceed the aggregate "Current Market Price" (as defined hereinbelow) of the shares of Common Stock being issued.

                  (3) In the case of the issuance of (i) options to purchase or rights to subscribe for Common Stock (other than Excluded Stock),
(ii) securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock), or (iii) options to purchase or rights to subscribe for securities by their terms convertible into or exchangeable for Common Stock (other than Excluded Stock):

                           (A)      the aggregate maximum number of shares of
Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock


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shall be deemed to have been issued immediately prior to the Dilutive Issuance and for a consideration equal to the consideration (determined in the manner provided in subsections (1) and (2) of this Section 4(e)(i)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                           (B)      the aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities, or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued immediately prior to the Dilutive Issuance or such options or rights shall be deemed to have been issued immediately prior to the Dilutive Issuance and for a consideration equal to the consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (1) and (2) of this Section 4(e)(i));

                           (C)      on any change in the number of shares of
Common Stock deliverable upon exercise of any such options or rights or conversion of or exchange for such convertible or exchangeable securities, or on any change in the minimum purchase price of such options, rights or securities, other than a change resulting from the anti-dilution provisions, if any, of such options, rights or securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon (x) the issuance of such options, rights or securities not exercised, converted or exchanged prior to such change, as the case may be, been made upon the basis of such change or (y) the options or rights related to such securities not converted or exchanged prior to such change, as the case may be, been made upon the basis of such change; and

                           (D)      on the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment made upon the issuance of such options, rights, convertible or exchangeable securities or options or rights related to such convertible or exchangeable securities, as the case may be, been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such convertible or exchangeable securities or upon the exercise of the options or rights related to such convertible or exchangeable securities, as the case may be.

                           (ii)     "Excluded Stock" shall mean:

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                                    (A)      all shares of Common Stock into
which such outstanding shares of preferred stock of the Corporation are convertible and all shares of Common Stock issued upon exercise of options and warrants outstanding on the effective date hereof, but not including shares included in Section 4(e)(ii)(C) below;

                                    (B)      subject to adjustment pursuant to
stock splits, stock dividends and the like, up to 1,207,015 shares of Common Stock or other securities convertible into shares of Common Stock ("Convertible Securities") issued or issuable, at a price not less than the fair market value of such Common Stock or Common Stock into which such Convertible Securities are convertible, to employees, officers, consultants or directors of the Corporation under any agreement, arrangement or plan, including any incentive stock plan, approved by the Board of Directors and the stockholders of the Corporation; and

                                    (C)      all shares of Common Stock or other
securities issued in connection with acquisitions approved by a majority of the entire Board of Directors of the Corporation.

                           (iii)    If the number of shares of Common Stock
outstanding at any time after the initial date of issuance of the Preferred Stock is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of the Preferred Stock then outstanding shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of such Preferred Stock shall be increased in proportion to such increase in outstanding shares.

                           (iv)     If the number of shares of Common Stock
outstanding at any time after the initial date of issuance of the Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, on the effective date of such combination, the Conversion Price of the Preferred Stock then outstanding shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of such Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

                           (v)      In case, at any time after the initial date
of issuance of the Preferred Stock, of any capital reorganization, or any reclassification of the stock of the Corporation (other than a change in par value or as a result of a stock dividend or subdivision, split or combination of shares, or of the consolidation or merger of the Corporation with or into another person) or of the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person, the shares of Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property or cash of the Corporation or of the entity resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such holder had converted such holder's shares of the Preferred Stock into

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Common Stock. The provisions of this Section 4(e)(v) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales or other dispositions.

                           (vi)     In the event that the Corporation completes
a Liquidity Transaction (as defined below) on or prior to March 31, 2001 and the price per share of the Preferred Stock or any Common Stock into which the Preferred Stock has been converted in such Transaction (the "Liquidity Price") is below the applicable Target Price (as specified below), then the Conversion Price shall be adjusted by multiplying such Conversion Price by the applicable Adjustment Factor as set forth on Schedule A hereto that corresponds to the percentage by which the Liquidity Price is less than the applicable Target Price. If the Liquidity Transaction is completed on or prior to March 31, 1999, then the Target Price shall be $9.12. If the Liquidity Transaction is completed after March 31, 1999 but on or prior to September 30, 1999, then the Target Price shall be $10.40. If the Liquidity Transaction is completed after September 30, 1999 but on or prior to March 31, 2000, then the Target Price shall be $11.86. If the Liquidity Transaction is completed after March 31, 2000 but on or prior to September 30, 2000, then the Target Price shall be $13.52. If the Liquidity Transaction is completed after September 30, 2000 but on or prior to March 31, 2001, then the Target Price shall be $15.42. Notwithstanding the above, the Target Prices set forth in this Section (vi) shall be subject to adjustment for any capital reorganization, stock split, stock combination or similar transaction. A "Liquidity Transaction" shall mean an Initial Public Offering, or a transaction otherwise defined as a liquidation in accordance with
Section 3(b).

                           (vii)    In the event that the Corporation does not
complete a Liquidity Transaction on or prior to March 31, 2001 and the December 31, 2000 Net Income of the Corporation (as defined below) is less than $4,600,000, or December 31, 2000 Revenue of the Corporation (as defined below) is less than $48,500,000, or both, then the Conversion Price shall be adjusted by multiplying such Conversion Price by the applicable Adjustment Factor (as set forth on Schedule B hereto) that corresponds to the Performance Percentage (as defined below). "December 31, 2000 Net Income" shall mean the net income of the Company for the four quarters ended December 31, 2000 as determined in accordance with generally-accepted accounting principles ("GAAP"), consistently applied for the period in question as set forth on the Corporation's financial statements for such four-quarter period. "December 31, 2000 Revenue" shall mean the revenue of the Company for the four quarters ended December 31, 2000 determined in accordance with GAAP. "Performance Percentage" shall mean the arithmetic average (based on equal weighting) of (i) the amount, expressed as a percentage, determined by dividing December 31, 2000 Net Income by $4,600,000; and (ii) the amount, expressed as a percentage, determined by dividing December 31, 2000 Revenue by $48,500,000.

                           (viii)   All calculations under this Section 4 shall
be made to (a) the nearest cent or (b) the nearest one hundredth (1/100th) of a share or (c) the nearest one percent, as the case may be.

                           (ix)     For the purpose of any computation pursuant
to this Section 4(e), the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by the National Quotation Bureau, Incorporated (or equivalent recognized source of quotations); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this Section 4(e) are available for the period required hereunder, Current Market Price shall be determined in good faith by the Board of Directors, but if challenged by the holders of at least a majority of the outstanding shares of the Preferred Stock, then as determined by an independent appraiser selected by the Board of Directors, the cost of such appraisal to be borne by the Corporation.

                  (f) MINIMAL ADJUSTMENTS. No adjustment in a Conversion Price need be made if such adjustment would result in a change in a Conversion Price of less than $0.01. Any adjustment of less than $0.01 that is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment that, on a cumulative basis, amounts to an adjustment of $0.01 or more in a Conversion Price.

                  (g) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each event requiring adjustment or readjustment of the Conversion Rate pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based and the Conversion Rate then in effect. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of the Preferred Stock held by such holder.

                  (h) NOTICES OF RECORD DATE. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a regularly scheduled cash dividend) or other distribution or to vote on any merger, consolidation or sale of assets, the Corporation shall mail to each holder of Preferred Stock and to each holder of outstanding warrants, options or other rights to acquire Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or vote.

                  (i) RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the outstanding shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                  (j)      OTHER NOTICES.  In case at any time:

                           (i)      the Corporation shall declare any dividend
upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                           (ii)     the Corporation shall offer for subscription
PRO RATA to the holders of its Common Stock any additional shares of stock of any class or other rights;

                           (iii)    there shall be any capital reorganization,
reclassification of the capital stock of the Corporation, or a consolidation, share exchange or merger of the Corporation with or into, or transfer of all or substantially all of the Corporation's property, assets or business to any other person or entity or similar transaction; or

                           (iv)     there shall be a voluntary or involuntary
dissolution, liquidation or winding up of the Corporation; then, in any one or more of said cases, the Corporation shall give, by first class certified or registered mail, postage prepaid, addressed to each holder of Preferred Stock at the last registered address of such holder as shown on the books of the Corporation, (a) at least 30 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining right to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                  (k) CERTAIN EVENTS. If the Company issues any securities and the provisions of this Section 4 are not strictly applicable to such issuance or if strictly applicable would not fairly protect the rights of the holders of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Corporation in good faith shall determine the adjustment, if any, of the Conversion Prices for each series of Preferred Stock in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid. In no event shall any such adjustment have the effect of increasing the Conversion Prices for such series of Preferred Stock as otherwise determined pursuant to any of the provisions of this Section 4 except in the case of a combination of shares of a type contemplated in Subsection (e)(v) hereof and then in no event to an amount larger than the Conversion Price as adjusted pursuant to Subsection (e)(v) hereof.

                  (l) NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in taking of all such action as may be necessary or appropriate in order to protect the conversion privilege of the holders of the Preferred Stock against impairment. Without limiting the generality of the foregoing, the Corporation (i) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of the Preferred Stock,
(ii) will not take any action which results in any adjustment of the Conversion Price for such series of Preferred Stock if the total number of shares of Common Stock issuable after the action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Corporation's Charter and available for the purpose of issue upon such exercise, and (iii) shall not at any time authorize or issue any security which under the definition given in Subsection (q) below constitutes "Common Stock" and which grants to its registered holders rights to share in dividends or any other distributions of any kind at any time made by the Corporation (including but not limited to liquidating distributions) which have the right to the distribution of a greater amount per share than the amount per share distributable on the Corporation's Common Stock on the date hereof or which are in any respect more favorable than the corresponding rights attributable to Common Stock on the date hereof.

                  (m) LISTING ON SECURITIES EXCHANGES, ETC. The Corporation will list on each national securities exchange on which any Common Stock may at any time be listed, subject to official notice of issuance upon the conversion of the Preferred Stock, all shares of Common Stock from time to time issuable upon the conversion of the Preferred Stock pursuant to this Section 4 and will maintain such listing as long as any Common Stock is listed.

                  (n) NO REISSUANCE OF PREFERRED STOCK. Shares of Preferred Stock which are converted into shares of Common Stock or redeemed as provided herein shall be canceled, shall not be reissued, and shall return to the status of authorized but unissued preferred stock of the Corporation.

                  (o) ISSUE TAX. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

                  (p) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock.

                  (q) DEFINITION OF COMMON STOCK. As used in this Section 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock as constituted on the date immediately preceding the effective date hereof, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of such fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

         5.       REDEMPTION.

                  (a) At the individual option of each holder of shares of the Preferred Stock, which option may be exercised, in whole or in part, (such option being referred to as the "Right of Redemption"), the Corporation shall redeem, on a date specified by the holder of Preferred Stock that is within the two year period (the "Redemption Notice Period") that commences on the date that is 66 months after the initial date of issuance of the Preferred Stock (such date the "Preferred Stock Redemption Date"), the number of shares of Preferred Stock held by such holder that is specified in a written request for redemption (the "Notice of Redemption"). Within 30 days after the fifth anniversary of the initial date of issuance of the Preferred Stock, the Corporation shall deliver written notice to the holders of Preferred Stock informing such holders of their right to redeem such shares of Preferred Stock (such notice being referred to as the "Reminder Notice"). The Corporation shall effect any such redemption by paying in cash therefor, on a per share basis the sum of (i) the Original Issue Price applicable to such redeemed shares of Preferred Stock and (ii) all unpaid and accrued Annual Return (whether or not declared), if any, applicable to such redeemed shares of Preferred Stock (the "Preferred Stock Redemption Price"). In the event that a holder of Preferred Stock does not provide the Corporation with the Notice of Redemption during the Redemption Notice Period, such holder's Right of Redemption shall lapse, and the Corporation shall not be required to effect the redemption of any shares of such holder's Preferred Stock at a future date. Notwithstanding anything to the contrary contained in the previous sentence, if the Corporation does not deliver the Reminder Notice and a holder of shares of Preferred Stock does not, of its own accord, deliver a Notice of Redemption to the Corporation during the Redemption Notice Period, then such holder's Right of Redemption shall be deferred until such time as the Corporation delivers a Reminder Notice. If the Corporation delivers a Reminder Notice anytime subsequent to the start of the 66th month following the initial date of issuance of the Preferred Stock and the holders of Preferred Stock have not, of their own accord, delivered a Notice of Redemption to the Corporation, the Redemption Notice Period shall be extended accordingly (such extended period, the "New Redemption Period"). The holders of Preferred Stock shall have two years from the date of the Corporation's Reminder Notice during which such holders may deliver a Notice of Redemption to the Corporation. In the event a holder of Preferred Stock does not provide the

Corporation with a Notice of Redemption during such two-year period, such holder's Right of Redemption shall lapse and the Corporation shall not be required to effect the redemption of any shares of such holder's Preferred Stock at a future date. Except as provided in Section 5(c) and (d) hereof, on or after the Redemption Notice Period or the New Redemption Period, as the case may be, each holder of Preferred Stock who has exercised the Right of Redemption shall surrender to the Corporation the certificate or certificates representing such shares in the manner and at the place designated by the Corporation, and thereupon the Preferred Stock Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled.

                  (b) Notwithstanding anything contained in Section 5(a) to the contrary, in the event that any holder of Corporation's Series G Convertible Preferred Stock (the "Series G Preferred Stock") or Series H Convertible Preferred Stock (the "Series H Preferred Stock") delivers to the Corporation a Notice of Redemption during the Redemption Period (each as defined in the Articles Supplementary setting forth the terms of the Series G Preferred Stock and the Series H Preferred Stock), then the Corporation shall immediately deliver such Notice to all holders of the Preferred Stock. Upon receipt of such Notice, each holder of shares of Preferred Stock shall have seven days to deliver to the Corporation a Notice of Redemption for all or any part of the shares of Preferred Stock held by such holder (such period, the "Acceleration Period"). Subject to the terms of Section 5(d) below, within 14 days of the receipt of the Redemption Notice, the Corporation will redeem first the number of shares of Preferred Stock specified in the Redemption Notice prior to the shares of any other capital stock of the Corporation (including the Series G Preferred Stock and the Series H Preferred Stock) by paying in cash therefor, on a per share basis, the Preferred Stock Redemption Price. Notwithstanding anything contained herein to the contrary, to the extent that a holder of Preferred Stock elects not to exercise its rights under this Section 5(b), such holder shall be entitled to exercise such rights in accordance with Section 5(a) above.

                  (c) From and after the Redemption Notice Period, the New Redemption Period, or the Acceleration Period, as the case may be, unless there shall have been a default in payment of the Preferred Stock Redemption Price, all rights of the holders of shares of the Preferred Stock designated for redemption in the Notice of Redemption (except the right to receive the Preferred Stock Redemption Price of such shares without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (d) Notwithstanding any other provision to the contrary in this Section 5, if upon exercise of the Right of Redemption by a holder or holders of the Preferred Stock (i) the redemption of such Preferred Stock would be prohibited by the provisions of applicable state law, (ii) the redemption of such Preferred Stock would be prohibited by the provisions of the Corporation's debt agreements executed subsequent to the effective date of these Articles Supplementary or any debt agreements to which the Corporation is bound executed subsequent to the effective date of these Articles Supplementary or (iii) it is determined in good faith by a majority of the members of the Corporation's Board of Directors that payment of the Preferred Stock Redemption Price for the redemption of such Preferred Stock would significantly impair the financial viability of the Corporation (each condition a "Redemption Restriction"), then the Corporation and the holder or holders of Preferred Stock exercising such Right of Redemption shall have the rights described in this Section 5(d). Notwithstanding anything to the contrary contained in the foregoing sentence, the Corporation shall not be entitled to make the determination under clause (iii) above more than one time and in no event shall a Redemption Restriction pursuant to clause (iii) remain in effect for a period in excess of one year from the date of such determination. If a Redemption Restriction exists and restricts the exercise of the Right of Redemption of a holder of Preferred Stock, the Corporation shall:

                           (i)      redeem for cash the maximum number of the
Preferred Stock ratably among the holders of Preferred Stock based upon the number of shares of Preferred Stock as to which the Right of Redemption has been exercised as the Corporation is able to purchase, taking into account the effect of the applicable Redemption Restriction(s); and

                           (ii)     defer the redemption of the remaining
Preferred Stock as to which the Right of Redemption has been exercised as cannot be purchased under subparagraph (i) above until such time as the Corporation is able to consummate the redemption of such Preferred Stock without a Redemption Restriction.

         6.       PREEMPTIVE RIGHTS.

                  (a) The holders of the Preferred Stock or Common Stock received upon the conversion of the Preferred Stock shall have the right to purchase from the Corporation, upon the price and terms most favorably offered, any shares of capital stock of the Corporation, or any warrants, options, or other rights to purchase such shares or any securities convertible into or exchangeable for such shares to be offered by the Corporation, on the terms and conditions set forth in this Section 6.

                  (b) The preemptive rights granted hereby shall be exercisable in proportion to the number of shares of Preferred Stock, on an as-converted basis, and Common Stock received upon the conversion of the Preferred Stock held by each holder of Preferred Stock at the time such preemptive rights arise, such proportion to be determined by calculating the ratio of (i) the number of shares of Preferred Stock, on an as-converted basis, and Common Stock received upon the conversion of the Preferred Stock held by such holder to (ii) the aggregate number of outstanding shares of Common Stock of the Corporation (assuming the conversion of all outstanding convertible securities and the exercise of all outstanding options, warrants or other rights to acquire Common Stock).

                  (c) In connection with a proposed issuance by the Corporation of any securities giving rise to the preemptive rights granted hereby, the Corporation shall give to each holder of Preferred Stock or Common Stock received upon the conversion of the Preferred Stock written notice stating its intention to sell such securities and containing a description of the price and general terms of the proposed sale. Such notice shall also contain an unconditional offer by the Corporation to sell to each holder of Preferred Stock or Common Stock received upon the conversion of the Preferred Stock such holder's proportionate share of the capital stock or other securities of the Corporation described in the notice on the same terms and conditions set forth therein. Each holder of Preferred Stock or Common Stock received upon the conversion of the Preferred Stock receiving the notice from the Corporation described herein must exercise his preemptive rights within 30 days of receiving such notice by delivering written notice of such exercise to the Corporation, and must deliver to the Corporation the purchase price in cash within 15 days following such exercise. Any holder of Preferred Stock or Common Stock received upon the conversion of the Preferred Stock who fails to exercise his preemptive rights in the manner described herein shall be deemed to have waived his preemptive rights with respect to the subject securities. Any waiver of preemptive rights to acquire any securities of the Corporation shall be effective for a period of 90 days following the effective date of such waiver, and the Corporation may issue and sell such securities during such period without further offer or notice to any holder of Preferred Stock or Common Stock received upon the conversion of the Preferred Stock waiving his preemptive rights.

                  (d) Notwithstanding the foregoing, holders of Preferred Stock or Common Stock received upon the conversion of the Preferred Stock shall have no preemptive rights with respect to any securities of the Corporation in the following cases:

                           (i)      When the securities are being issued in
consideration of services performed or to be performed;

                           (ii)     When the securities are being issued in
consideration of the transfer of tangible personal property to the Corporation;

                           (iii)    When the securities are being issued in
consideration of the transfer of intangible personal property to the Corporation;

                           (iv)     When the securities are being issued in
consideration of the transfer of real property to the Corporation;

                           (v)      When the securities are being issued as
dividends of the Corporation;

                           (vi)     When the securities are being issued in
exchange for other outstanding securities of the Corporation;

                           (vii)    When the securities are being issued upon
exercise of any right or option issued by the Corporation prior to the date of the original issue of Preferred Stock;

                           (viii)   When the securities are being issued upon
exercise of any option held by an officer, director or employee of the Corporation, which option was granted pursuant to a plan duly adopted by the Board of Directors of the Corporation; or

                           (ix)     When the securities are being issued in
connection with the merger or consolidation of the Corporation.

                  (e) All preemptive rights granted by this Section 6 shall terminate, and this Section 6 shall become void and of no further force and effect, concurrently with closing of a Qualified Public Offering.

                    {SIGNATURE AND ATTESTATION ON NEXT PAGE}

         IN WITNESS WHEREOF, Sky Alland Research, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested by its Secretary on the 14th day of October, 1998.

ATTEST:                                              SKY ALLAND RESEARCH, INC.

/s/ Thomas Hohman                                    By: /s/ Richard T. Hebert
--------------------                                     ----------------------
Thomas Hohman                                            Richard T. Hebert
Secretary                                                President

         THE UNDERSIGNED, President of Sky Alland Research, Inc., who executed on behalf of the Corporation Articles Supplementary of which this Certificate is made a part, acknowledges in the name and on behalf of the Corporation that the foregoing Articles Supplementary are the corporate act of the Corporation and certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                 /s/ Richard T. Hebert
                                                 -------------------------------
                                                 Richard T. Hebert, President

                                   SCHEDULE A

            QUALIFIED PUBLIC OFFERING, SALE, MERGER OR CONSOLIDATION
                    OF THE COMPANY BETWEEN 10/01/98 - 3/31/99


                                                                       NEW CONVERSION PRICE
            TARGET                              PERCENTAGE OF TARGET     AS PERCENTAGE OF
       IPO/SALE/MERGER                            IPO/SALE/MERGER       EXISTING CONVERSION                   NEW
         SHARE PRICE                                SHARE PRICE               PRICE                   CONVERSION PRICE 1
         -----------                                -----------               -----                   ------------------

           $9.12 >=                                     100%                 100.0%                          8.00
                                                         99%                  99.3%                          7.94
                                                         98%                  98.6%                          7.89
                                                         97%                  98.0%                          7.84
                                                         96%                  97.3%                          7.78
                                                         95%                  96.6%                          7.73
                                                         94%                  96.0%                          7.68
                                                         93%                  95.3%                          7.63
                                                         92%                  94.7%                          7.58
                                                         91%                  94.1%                          7.53
                                                         90%                  93.4%                          7.48
                                                         89%                  92.8%                          7.43
                                                         88%                  92.2%                          7.38
                                                         87%                  91.6%                          7.33
                                                         86%                  91.0%                          7.28
                                                         85%                  90.4%                          7.23
                                                         84%                  89.8%                          7.19
                                                         83%                  89.2%                          7.14
                                                         82%                  88.7%                          7.09
                                                         81%                  88.1%                          7.05
                                                         80%                  87.5%                          7.00
                                               Less than 80%             No Additional
                                                                          Adjustment


---------------------
1        Based on an original issue price of $8.00 per share, and subject to adjustment in accordance with Section 4 hereof.

                                   SCHEDULE A

            QUALIFIED PUBLIC OFFERING, SALE, MERGER OR CONSOLIDATION
                   OF THE COMPANY BETWEEN 04/01/99 - 09/30/99


                                                                       NEW CONVERSION PRICE
            TARGET                              PERCENTAGE OF TARGET     AS PERCENTAGE OF
       IPO/SALE/MERGER                            IPO/SALE/MERGER       EXISTING CONVERSION                   NEW
         SHARE PRICE                                SHARE PRICE               PRICE                   CONVERSION PRICE 1
         -----------                                -----------               -----                   ------------------

          $10.40 >=                                     100%                 100.0%                          8.00
                                                         99%                  99.4%                          7.96
                                                         98%                  98.9%                          7.91
                                                         97%                  98.4%                          7.87
                                                         96%                  97.8%                          7.83
                                                         95%                  97.3%                          7.78
                                                         94%                  96.8%                          7.74
                                                         93%                  96.2%                          7.70
                                                         92%                  95.7%                          7.66
                                                         91%                  95.2%                          7.62
                                                         90%                  94.7%                          7.58
                                                         89%                  94.2%                          7.54
                                                         88%                  93.7%                          7.49
                                                         87%                  93.2%                          7.46
                                                         86%                  92.7%                          7.42
                                                         85%                  92.2%                          7.38
                                                         84%                  91.7%                          7.34
                                                         83%                  91.2%                          7.30
                                                         82%                  90.8%                          7.26
                                                         81%                  90.3%                          7.22
                                                         80%                  89.8%                          7.19
                                                         79%                  89.4%                          7.15
                                                         78%                  88.9%                          7.11
                                                         77%                  88.4%                          7.07
                                                         76%                  88.0%                          7.04
                                                         75%                  87.5%                          7.00
                                               Less than 75%             No Additional
                                                                           Adjustment


------------------
1        Based on an original issue price of $8.00 per share, and subject to adjustment in accordance with Section 4 hereof.

                                   SCHEDULE A

            QUALIFIED PUBLIC OFFERING, SALE, MERGER OR CONSOLIDATION
                    OF THE COMPANY BETWEEN 10/01/99 - 3/31/00


            TARGET                              PERCENTAGE OF TARGET     AS PERCENTAGE OF
       IPO/SALE/MERGER                            IPO/SALE/MERGER       EXISTING CONVERSION                   NEW
         SHARE PRICE                                SHARE PRICE               PRICE                   CONVERSION PRICE 1
         -----------                                -----------               -----                   ------------------

          $11.86 >=                                     100%                 100.0%                          8.00
                                                         99%                  99.4%                          7.96
                                                         98%                  98.9%                          7.91
                                                         97%                  98.4%                          7.87
                                                         96%                  97.8%                          7.83
                                                         95%                  97.3%                          7.78
                                                         94%                  96.8%                          7.74
                                                         93%                  96.2%                          7.70
                                                         92%                  95.7%                          7.66
                                                         91%                  95.2%                          7.62
                                                         90%                  94.7%                          7.58
                                                         89%                  94.2%                          7.54
                                                         88%                  93.7%                          7.49
                                                         87%                  93.2%                          7.46
                                                         86%                  92.7%                          7.42
                                                         85%                  92.2%                          7.38
                                                         84%                  91.7%                          7.34
                                                         83%                  91.2%                          7.30
                                                         82%                  90.8%                          7.26
                                                         81%                  90.3%                          7.22
                                                         80%                  89.8%                          7.19
                                                         79%                  89.4%                          7.15
                                                         78%                  88.9%                          7.11
                                                         77%                  88.4%                          7.07
                                                         76%                  88.0%                          7.04
                                                         75%                  87.5%                          7.00
                                               Less than 75%             No Additional
                                                                           Adjustment


-------------------
1        Based on an original issue price of $8.00 per share, and subject to adjustment in accordance with Section 4 hereof.

                                   SCHEDULE A

            QUALIFIED PUBLIC OFFERING, SALE, MERGER OR CONSOLIDATION
                   OF THE COMPANY BETWEEN 04/01/00 - 09/30/00


            TARGET                              PERCENTAGE OF TARGET     AS PERCENTAGE OF
       IPO/SALE/MERGER                            IPO/SALE/MERGER       EXISTING CONVERSION                   NEW
         SHARE PRICE                                SHARE PRICE               PRICE                   CONVERSION PRICE 1
         -----------                                -----------               -----                   ------------------

          $13.52 >=                                     100%                 100.0%                          8.00
                                                         99%                  99.4%                          7.96
                                                         98%                  98.9%                          7.91
                                                         97%                  98.4%                          7.87
                                                         96%                  97.8%                          7.83
                                                         95%                  97.3%                          7.78
                                                         94%                  96.8%                          7.74
                                                         93%                  96.2%                          7.70
                                                         92%                  95.7%                          7.66
                                                         91%                  95.2%                          7.62
                                                         90%                  94.7%                          7.58
                                                         89%                  94.2%                          7.54
                                                         88%                  93.7%                          7.49
                                                         87%                  93.2%                          7.46
                                                         86%                  92.7%                          7.42
                                                         85%                  92.2%                          7.38
                                                         84%                  91.7%                          7.34
                                                         83%                  91.2%                          7.30
                                                         82%                  90.8%                          7.26
                                                         81%                  90.3%                          7.22
                                                         80%                  89.8%                          7.19
                                                         79%                  89.4%                          7.15
                                                         78%                  88.9%                          7.11
                                                         77%                  88.4%                          7.07
                                                         76%                  88.0%                          7.04
                                                         75%                  87.5%                          7.00
                                               Less than 75%              No Additional
                                                                           Adjustment


------------------
1        Based on an original issue price of $8.00 per share, and subject to adjustment in accordance with Section 4 hereof.

                                   SCHEDULE A

            QUALIFIED PUBLIC OFFERING, SALE, MERGER OR CONSOLIDATION
                    OF THE COMPANY BETWEEN 10/01/00 - 3/31/01


            TARGET                              PERCENTAGE OF TARGET     AS PERCENTAGE OF
       IPO/SALE/MERGER                            IPO/SALE/MERGER       EXISTING CONVERSION                   NEW
         SHARE PRICE                                SHARE PRICE               PRICE                   CONVERSION PRICE 1
         -----------                                -----------               -----                   ------------------

          $15.42 >=                                     100%                  100.0%                          8.00
                                                         99%                  99.4%                          7.96
                                                         98%                  98.9%                          7.91
                                                         97%                  98.4%                          7.87
                                                         96%                  97.8%                          7.83
                                                         95%                  97.3%                          7.78
                                                         94%                  96.8%                          7.74
                                                         93%                  96.2%                          7.70
                                                         92%                  95.7%                          7.66
                                                         91%                  95.2%                          7.62
                                                         90%                  94.7%                          7.58
                                                         89%                  94.2%                          7.54
                                                         88%                  93.7%                          7.49
                                                         87%                  93.2%                          7.46
                                                         86%                  92.7%                          7.42
                                                         85%                  92.2%                          7.38
                                                         84%                  91.7%                          7.34
                                                         83%                  91.2%                          7.30
                                                         82%                  90.8%                          7.26
                                                         81%                  90.3%                          7.22
                                                         80%                  89.8%                          7.19
                                                         79%                  89.4%                          7.15
                                                         78%                  88.9%                          7.11
                                                         77%                  88.4%                          7.07
                                                         76%                  88.0%                          7.04
                                                         75%                  87.5%                          7.00
                                               Less than 75%             No Additional
                                                                           Adjustment


----------------------
1        Based on an original issue price of $8.00 per share, and subject to adjustment in accordance with Section 4 hereof.

                                   SCHEDULE B

       ADJUSTMENT TO CONVERSION PRICE BASED ON PERFORMANCE TARGET ACHIEVED


                   PERCENTAGE OF
                  EQUALLY WEIGHTED         NEW CONVERSION PRICE
                       BLENDED               AS PERCENTAGE OF
                 PERFORMANCE TARGET         EXISTING CONVERSION                    NEW
                       ACHIEVED                   PRICE                     CONVERSION PRICE 1

                                 100%             100.0%                          8.00
                                  99%              99.4%                          7.96
                                  98%              98.9%                          7.91
                                  97%              98.4%                          7.87
                                  96%              97.8%                          7.83
                                  95%              97.3%                          7.78
                                  94%              96.8%                          7.74
                                  93%              96.2%                          7.70
                                  92%              95.7%                          7.66
                                  91%              95.2%                          7.62
                                  90%              94.7%                          7.57
                                  89%              94.2%                          7.53
                                  88%              93.7%                          7.49
                                  87%              93.2%                          7.45
                                  86%              92.7%                          7.41
                                  85%              92.2%                          7.37
                                  84%              91.7%                          7.34
                                  83%              91.2%                          7.30
                                  82%              90.7%                          7.26
                                  81%              90.3%                          7.22
                                  80%              89.8%                          7.18
                                  79%              89.3%                          7.15
                                  78%              88.9%                          7.11
                                  77%              88.4%                          7.07
                                  76%              88.0%                          7.04
                                  75%              87.5%                          7.00
                        Less than 75%    No Additional Adjustment


--------------
1        Based on an original issue price of $8.00 per share, and subject to adjustment in accordance with Section 4 hereof.


                                      -i-